Exhibit 99.1

1050 Hingham Street, Rockland, MA 02370 USA Tel. 781.681.7900 / 800.394.0295 Fax 781.871.2762 www.biospheremed.com

Company Contact:

BioSphere Medical, Inc.

Jon McGrath

VP R&D

(781) 681-7950

BIOSPHERE MEDICAL™ APPOINTS MARTIN JOYCE CHIEF FINANCIAL OFFICER

ROCKLAND, Mass. – September 17, 2004 – BioSphere Medical, Inc. (Nasdaq: BSMD), a medical device company that pioneered the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors and vascular malformations by occluding their blood supply, today reported that it has appointed Martin J. Joyce as the Company’s vice president and chief financial officer.

Paul Looney, President and CEO said, “We are very excited to have Marty on the team. Marty has a wealth of industry experience and brings a fresh, entrepreneurial skill-set to the business. I expect him to be a major contributor in this next phase of growth for BioSphere Medical.”

“ I am delighted to join BioSphere and look forward to working with the team supporting the company’s global growth strategy,” said Mr. Joyce.

Mr. Joyce joins BioSphere from the Stratex Group, LLC, where he was a co-founder and managing partner. Stratex Group provides biopharmaceutical executive services to early stage companies and venture investors. Prior to co-founding the Stratex Group, Joyce was North American CFO for Serono, Inc. During his time at the company, Serono’s North American business grew from a small, specialty pharmaceutical company with $20 million in revenues, to a fully integrated, biotechnology leader with annual revenues of $380 million. Joyce’s earlier years were spent at Millipore and Bose Corporation focusing on strategic planning, product rationalization and return on investment analysis.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on applying our proprietary microsphere technology to medical applications using embolotherapy techniques. Our core technologies, patented bio-engineered polymers and manufacturing methods, are used to produce miniature spherical beads with uniquely beneficial properties for a variety of medical applications. Our principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. Our products have already begun to gain wide acceptance in this rapidly emerging procedure as well as in a number of other, new and established medical treatments. Our strategy is two fold: First, we are seeking to grow the embolotherapy business worldwide, specifically the UFE procedure, by increasing awareness of availability of this procedure. Second, we are seeking to maintain our current technology leadership by the introduction of new products and product improvements.

BioSphere Medical has received clearance in many countries, including the United States, Canada, Australia and the European Community, which allow the Company to sell its products for use in general embolization procedures, including uterine fibroid embolization.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as “plans,” “seeks,” “projects,” “believes,” “may,” “expects,” “anticipates,” “estimates,” “should’” and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict. These important factors include, without limitation, risks relating to: the failure of the Company and its distributors to successfully market and sell the Company’s products; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products and product candidates; the failure of the Company to successfully commercialize and achieve widespread market acceptance of the Embosphere® Microspheres and EmboGold Microspheres; risks relating to the Company’s ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds in the near term to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled “Certain Factors That May Affect Future Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.

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